                                                                 Exhibit 3.34(a)


                               STATE OF INDIANA
                       OFFICE OF THE SECRETARY OF STATE


                           CERTIFICATE OF AMENDMENT
                                      OF



                            MEADOWLARK FARMS, INC.
--------------------------------------------------------------------------------


     I, EDWIN J. SIMCOX, Secretary of State of Indiana, hereby certify that Articles of Amendment for the above Corporation have been filed in the form prescribed by my office, prepared and signed in duplicate in accordance with Chapter Four of the Indiana General Corporation Act (IC 23-1-4). THE NAME OF THE CORPORATION IS AMENDED AS FOLLOWS:

                                MEADOWLARK INC.
                                ---------------

     NOW, THEREFORE, upon due examination, I find that the Articles of Amendment conform to law, and have endorsed my approval upon the duplicate copies of such Articles; that all fees have been paid as required by law; that one copy of such Articles has been filed in my office; and that the remaining copy of such Articles bearing the endorsement of my approval and filing has been returned by me to the Corporation.



                     In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this 5/th/ day of March, 1986

                                 /s/ Edwin J. Simcox
                     -----------------------------------------------------------
                                 EDWIN J. SIMCOX, Secretary of State
                     By_________________________________________________________

                                                                          Deputy

                             ARTICLES OF AMENDMENT
                             ---------------------
                                    OF THE
                                    ------
                           ARTICLES OF INCORPORATION
                           -------------------------
                                      OF
                                      --


                            MEADOWLARK FARMS, INC.
--------------------------------------------------------------------------------


     The undersigned officers of   Meadowlark Farms, Inc.
                                 ----------------------------------------------
(hereinafter referred to as the Corporation") existing pursuant to the provisions of the Indiana General Corporation Act, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:



                                   ARTICLE I
                                   ---------
                             TEXT OF THE AMENDMENT
                             ---------------------

     The exact text of Article     1.
                               -------------------------------------------------
of the Articles of Incorporation of the Corporation, as amended (hereinafter referred to as the "Amendments"), now is as follows:

          The name of this corporation shall be Meadowlark Inc.



                                  ARTICLE II
                                  ----------
                          MANNER OF ADOPTION AND VOTE
                          ---------------------------


SECTION 1. ACTION BY DIRECTORS (SELECT APPROPRIATE PARAGRAPH).
--------------------------------------------------------------

     (a) The Board of Directors of the Corporation, at a meeting thereof, duly called, constituted and held on_______________ , 19_____ , at which a quorum of such Board of Directors was present, duly adopted a resolution proposing to the Shareholders of the Corporation entitled to vote in respect the Amendments that the provisions and terms of Article _________________of its Articles of Incorporation be amended so as to read as set for the in the Amendments; and called a meeting of such shareholders, to be held __________________, 19_____, to adopt or reject the Amendments, unless the same were so approved prior to such date by unanimous written consent.

     (b) By written consent executed on December 18, 1985, signed by all of the members of the Board of Directors of the Corporation, a resolution was adopted proposing to the Shareholders of the Corporation entitled to vote in respect of the Amendments, that the provisions and terms of Articles of its Articles of Incorporation be amended so as to read as set forth in the Amendments.

     Section 2. Action by Shareholders (select appropriate paragraph).
     ----------------------------------------------------------------
     (a) The Shareholders of the Corporation entitled to vote in respect of the Amendments, at a meeting thereof, duly called, constituted and held on _______________________________, 19__________, at which ________________________
________________________________________________________________________________
________________________________________________________________________________
were present in person or by proxy, adopted the Amendments.

     The holders of the following classes of shares were entitled to vote as a class in respect of the Amendments:

(1)
(2)
(3)

     The number of shares entitled to vote in respect of the Amendments, the number of shares voted in favor of the adoption of the Amendments, and the number of shares voted against such adoption are as follows:

                             Total  Shares Entitled to Vote as a Class
                                (as listed immediately above)
                                 ----------------------------
                                 (1)                (2)       (3)
Shares entitled to vote:    ______     ______   ______    ______
Shares voted in favor:      ______     ______   ______    ______
Shares voted against:       ______     ______   ______    ______

     (b) By written consent executed on December 18, 1985, signed by the holders of all shares of the Corporation, being all of the shares of the Corporation entitled to vote in respect of the Amendments, the Shareholders adopted the Amendments.

     Section 3.  Compliance with Legal Requirements.
     ----------------------------------------------

     The manner of the adoption of the Amendments, and the vote by which they were adopted, constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

                                  ARTICLE III
                                  -----------
STATEMENT OF CHANGES MADE WITH RESPECT TO ANY INCREASE IN THE NUMBER OF SHARES
------------------------------------------------------------------------------
                             HERETOFORE AUTHORIZED
                             ---------------------

Aggregate Number of Shares
     Previously Authorized    __________________

Increase                      __________________

Aggregate Number of Shares
     To Be Authorized After Effect of This Amendment    ___________________

     (No changes made with respect to shares)

IN WITNESS WHEREOF, the undersigned officers execute these Articles of Amendment of the Articles of Incorporation of the Corporation, and certify to the truth of the facts herein stated, this 20/th/ day of December, 1985.

/s/ David George Ball                   /s/ Raymond J. Cook
------------------------------------    ---------------------------------------
(Written Signature)                      (Written Signature)

    DAVID GEORGE BALL                       RAYMOND J. COOK
------------------------------------    ---------------------------------------
(Printed Signature)                      (Printed Signature)

Meadowlark Farms, Inc.                  Meadowlark Farms, Inc.
------------------------------------    ---------------------------------------
(Name of Corporation)                    (Name of Corporation)


STATE OF CONNECTICUT     )
                         )
COUNTY OF FAIRFIELD      )

     I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Connecticut, certify that David George Ball, the Vice President, and Raymond J. Cooke, the Assistant Secretary of Meadowlark Farms, Inc. the officers executing the foregoing Articles of Amendment of the Articles of Incorporation, personally appeared before me, acknowledged the execution thereof, and swore to the truth of the facts therein stated.

     Witness my hand and Notarial Seal this 20/th/ day of December, 1985.

                                /s/ Patricia A. Driscoll
                               ----------------------------------------------
                                          (Written Signature)

                                    PATRICIA A. DRISCOLL
                               ----------------------------------------------
                                          (Printed Signature)

My Commission Expires:                               Notary Public

------------------------------------------

This instrument was prepared by Raymond J. Cooke, Attorney at Law, 200 Park Avenue, New York, New York 10017.

                               STATE OF INDIANA
                       OFFICE OF THE SECRETARY OF STATE
                     RUE J. ALEXANDER, SECRETARY OF STATE

To Whom These Presents Come, Greeting:
     Whereas, there has been presented to me at this office Articles of Incorporation in triplicate for Meadowlark Farms, Inc. showing capital stock as
                                ----------------------
follows:

                 1000 SHARES HAVING A PAR VALUE OF $10.00 EACH

Said Articles of Incorporation having been prepared and signed in accordance with "An Act concerning domestic and foreign corporations for profit, providing penalties for the violation hereof, and repealing all laws or parts of laws in conflict herewith," approved March 16, 1929, and Acts supplemental thereto.

     Whereas, upon due examination, I find that they conform to law:

     Now, therefore, I hereby certify that I have this day endorsed my approval upon the triplicate copies of Articles so presented, and, having received the fees required bylaw, in the sum of $11.50 have filed one copy of the Articles in this office and returned two copies bearing the endorsement of my approval to the incorporators, or their representatives.

                                   In Witness Whereof, I have hereunto set my
                                   hand and affixed the seal of the State of
                                   Indiana, at the City of Indianapolis, this
                                   29/th/ day of November, 1945.
                                   Rue J. Alexander
                                   ------------------------------
                                       Secretary of State

                                   By____________________________
                                           Deputy

                                      -A-

                           Articles of Incorporation
                                      of
                            Meadowlark Farms, Inc.
--------------------------------------------------------------------------------

     The undersigned, being three or more natural persons of lawful age, at least a majority of whom are citizens of the United States, do hereby adopt the following articles of incorporation, representing beforehand to the Secretary of State of the State of Indiana and all persons whom it may concern, that subscription lists for subscriptions to the shares of the capital stock of the above named corporation for which certificate of incorporation is hereby applied for, have heretofore been opened in accordance with law and that subscriptions to the shares of the corporation have been obtained in an amount not less than One Thousand ($1,000) Dollars.

     Be it further remembered that the following Articles of Incorporation and all matters heretofore done or hereafter to be done are in accordance with "An Act concerning domestic and foreign corporations for profit, providing penalties for the violation hereof, and repealing all laws or parts of laws in conflict herewith," approved March 16, 1929, and all acts amendatory thereof and supplemental thereto.

     1.   The name of this corporation shall be       Meadowlark Farms, Inc.
                                                ----------------------------

     2.   The purpose or purposes for which it is formed are as follows:

     To carry on and conduct in all if its branches (either as principal or as manager or agent for others) a general farm business, including______culture, dairying, animal husbandry, etc., and other businesses and act______ related thereto, or to the utilization, conservation, reclamation ______ improvement of lands, ranges or other real property or rights therein, and to ______ and turn them into account, so as to yield the produce, or carry on other activities, or recover natural resources, including gas, oil and other minerals; to produce, purchases, sell and deal in the products of any such land of any business of the corporation; and generally to do everything in furtherance of the purposes for which it is organized. To buy, sell, lease, manage, divide, and improve real estate; to conduct a general real estate brokerage business; to manufacture, produce and deal in goods, wares and merchandise; to purchase, lease or otherwise acquire, manage and develop real estate or any rights therein, including ,mineral, oil and gas rights and to deal in and with the same.

     The business or purpose of the corporation is from time to time do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more officers, and to exercise any or all ___corporate powers and rights, in the State of Indiana, and in the various other states, territories, colonies and dependencies of the United States in the District of Columbia, and in all PR Pharmaceuticals any foreign countries.

     3.   The period during which it is to continue as a corporation is perpetual.
----------

     4. The post office address of its principal office is _____________________ Street, Sullivan(City) Sullivan (County) Indiana (State). The name of its resident agent is R.P. Koenig. The post office address of its resident agent is 105 South Meridian Street, Indianapolis (City) Marion (County) Indiana (State).

                                      -B-
     5. The total number of shares into which its authorized capital stock is to be divided is one thousand (1,000) shares consisting of shares as follows:
1000 shares having a par value of $10.00
-----                              -----
No shares without par value.
--

                                      -C-

     6. (If the shares are to be divided into classes or kinds the designations of the different classes, the number and par value, if any, of the shares of each class, and either (a) a statement of the relative rights, preferences, limitations and restrictions of each class, or (b) a provision expressly vesting authority in the board of directors, subject to such restrictions as may be provided, to determine the relative rights, preferences, limitations and restrictions (other than voting rights) of each class by resolution or resolutions adopted prior to the issuance of any of the shares of such class; and, if the shares of any class are to be issuable in series, descriptions of the several series, and either (a) a statement of the relative rights, preferences, limitations and restrictions of each series, or (b) a provision expressly vesting authority in the board of directors, subject to such restrictions as may be provided, to determine the relative rights, preferences, limitations and restrictions (other than voting rights) of each series by resolution or resolutions adopted prior to the issuance of any of the shares of such series.)

Indicate here:      None - - All shares shall be common stock.

                                      -D-

     7. (If the shares are to be divided into classes or kinds, a statement of the voting rights and powers, if any, of the shares of each class, and of each series if the shares of any class are to be issuable in series, including the extent, if any, to which the shares of each such class and series shall be entitled to vote on question of merger, consolidation and the sale of all or of substantially all of the assets of the corporation.)

Indicate here: The shares are not to be divided into classes; all shares are common stock.

                                      -E-

     8. The amount of paid in capital with which this corporation will begin business is $1,000.00. (This must not be less that $500.00.)

     9. The number of directors of this corporation shall be five (5). (This must be an exact number and cannot be stated in the alternative.)

     10. The names and addresses of the first board of directors are as follows:

NAME                  STREET            CITY           COUNTY      STATE
----                  ------            ----           ------      -----
Pierre F. Goodrich    Electric Bldg.,   Indianapolis,  Marion,     Indiana

Albert M. Campbell    Electric Bldg.,   Indianapolis,  Marion,     Indiana

J.B.F. Melville                         Danville,      Vermillion  Illinois

Robert P. Koenig                        Carmel,                    Indiana

G.Don Sullivan        105 So. Meridian  Indianapolis   Marion      Indiana

                                      -F-

     11.  The names and post office address of the incorporators are as follows:

NAME                  STREET          CITY          COUNTY   STATE
----                  ------          ----          ------   -----
Pierre F. Goodrich    Electric Bldg.  Indianapolis  Marion   Indiana

Albert M. Campbell    Electric Bldg.  Indianapolis  Marion   Indiana

Robert P. Koenig                      Carmel                 Indiana

                                      -G-

     12. (Any other provisions, consistent with the laws of this state, for the regulations of the business and conduct of the affairs of the corporations, and creating, defining, limiting or regulating the powers of the corporation, of the directors or of the shareholders or any class or classes of shareholders.)

Indicate here:

     The Board of Directors shall have power, without the assent or vote of the stockholders, to make, alter, amend and repeal the By-Laws of the Corporation; to determine and vary the amount to be reserved as working capital before the payment of dividends, and to determine the disposition of net profits over the capital of the Corporation.

     The Board of Directors shall have power, without the assent or vote of the stockholders, to authorize and cause to be executed mortgages and liens upon real and personal property of the Corporation, including after-acquired property. The Corporation may enter into contracts or transact business with one or more of its directors, or any corporation in which its directors are stockholders, directors or officers, such contract or transaction shall not be invalidated or affected by the fact that such director or directors have or may have interests therein which are or might be adverse to the interests shall be liable to the Corporation or to any stockholder or creditor thereof, or to any other person for any loss incurred by reason thereof, nor shall such director be accountable for any gains; provided that such contract or transaction, at the time it was entered into, shall have been reasonable and upon terms that were fair at the time, and that full disclosure of all of the relevant facts, including the interests of such director, shall have been made to the Board of Directors before any vote is taken on any such proposition.

          Any meeting of the stockholders or directors of the Corporation whether annual, regular or special, may be held either within or without annual, regular or special, may be held either within or without the State of Indiana and if held within the State of Indiana need not be held at the principal office of the Corporation.

                                      -H-

                            INCORPORATORS SIGN HERE
/s/  Pierre E. Goodrich
------------------------------------  _______________________________________
____________________________________  _______________________________________
/s/  Albert M. Camobell
------------------------------------  _______________________________________
____________________________________  _______________________________________
/s/  Robert P. Koenig
------------------------------------  _______________________________________
____________________________________  _______________________________________
____________________________________  _______________________________________
--------------------------------------------------------------------------------

STATE OF INDIANA     )
                     )SS:
COUNTY OF MARION     )

                                THE THREE LINES BELOW ARE FOR INSERTION OF
                                NAMES BY NOTARY

Before me.    /s/ Illegible   , a Notary Public in and for said County and
           -------------------
State, personally appeared:
                                Pierre F. Goodrich
                                ------------------------------------

                                Albert M. Campbell
                                ------------------------------------

                                Robert P. Koenig
                                ------------------------------------

(SEAL) and severally acknowledged the execution of the foregoing articles of Incorporation.

                                WITNESS my hand and notarial seal this 29/th/ day of November 1945.

                                ____________________________________
                                                   Notary Public
My commission expires September 11,1949.

          (Articles of incorporation must be prepared and signed in triplicate in the form prescribed by the Secretary of State, by all of the incorporators and acknowledged by at least three of them before a Notary Public, and shall be presented in triplicate to the Secretary of State at his office accompanied by the fees prescribed by law.)

                     NOTICE OF CHANGE OF PRINCIPAL OFFICE
                              AND RESIDENT AGENT
                                      OF

                            MEADOWLARK FARMS, INC.

STATE OF INDIANA   )
                   )ss:
COUNTY OF MARION   )

The undersigned J.W. Morgan President and W.D. Waldschmidt, Asst. Secretary, respectively, of MEADOWLARK FARMS, INC. (hereinafter referred to as the "Corporation"), organized on November 29, 1945, pursuant to the provisions of the Indiana General Corporation Act, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating the change of principal office and resident agent hereby certify the following facts:

     1. The principal office and resident agent of the corporation have been changed so that the statement originally certified in Article IV of the Articles of Incorporation of the Corporation, as affected by previous similar changes, if any, now is as follows:

                                  ARTICLE IV
                      PRINCIPAL OFFICE AND RESIDENT AGENT

     The post-office address of the principal office of the Corporation is 105 South Meridian Street, Indianapolis, Marion County, Indiana and the name and post-office address of its Resident Agent in charge of such office is James W. Morgan, 105 South Meridian Street, Indianapolis, Marion County, Indiana.

     2. The change certified in this Notice was authorized pursuant to a resolution adopted by the Board of Directors of the Corporation at a meeting thereof duly called, constituted and held, at which a quorum of such Board of Directors was present.

                     NOTICE OF CHANGE OF PRINCIPAL OFFICE
                              AND RESIDENT AGENT
                                      OF

                            MEADOWLARK FARMS, INC.

STATE OF INDIANA   )
                   )ss:
COUNTY OF MARION   )

The undersigned Vice President and Asst. Secretary, respectively, of MEADOWLARK FARMS, INC. (hereinafter referred to as the "Corporation"), organized on November 29, 1945, pursuant to the provisions of the Indiana General Corporation Act, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating the change of Resident agent hereby certify the following facts:

     1. The Resident Agent of the corporation has been changed so that the statement originally certified in Article IV of the Articles of Incorporation of the Corporation, as affected by previous similar changes, if any, now is as follows:

                                  ARTICLE IV
                      PRINCIPAL OFFICE AND RESIDENT AGENT

     The post-office address of the principal office of the Corporation is 105 South Meridian Street, Indianapolis, Marion County, Indiana and the name and post-office address of its Resident Agent in charge of such office is Norman E. Kelb, 105 South Meridian Street, Indianapolis, Marion County, Indiana.

     2. The change certified in this Notice was authorized pursuant to a resolution adopted by the Board of Directors of the Corporation at a meeting thereof duly called, constituted and held, at which a quorum of such Board of Directors was present.

IN WITNESS WHEREOF, the undersigned officers execute these Articles of Amendment of the Articles of Incorporation of the Corporation, and certify to the truth of the facts herein stated, this 16/th/ day of May, 1957.


/s/ Albert M. Campbell                       /s/ M.E. Lohmann
------------------------------               -----------------------------------
(Written Signature)                          (Written Signature)


Albert M. Campbell                           M.E. Lohmann
------------------------------               -----------------------------------
(Printed Signature)                          (Printed Signature)


Meadowlark Farms, Inc.                       Meadowlark Farms, Inc.
------------------------------               -----------------------------------
(Name of Corporation)                        (Name of Corporation)


STATE OF INDIANA    )
                    )
COUNTY OF MARION    )

     I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Indiana, certify that Albert M. Campbell, Vice President and H.E. Lohmann, the Assistant Secretary of Meadowlark Farms, Inc. the officers executing the foregoing Articles of Amendment of the Articles of Incorporation, personally appeared before me, acknowledged the execution thereof, and swore to the truth of the facts therein stated.

     Witness my hand and Notarial Seal this 16/th/ day of May, 1957.


                                                /s/ Alberta R. Meyer
                                               ---------------------------------
                                                      (Written Signature)

                                                      Alberta R. Meyer
                                               ---------------------------------

                                                      (Printed Signature)

My Commission Expires:                                   Notary Public

September 29, 1957
-----------------------------------